Exhibit 99.1

Alarm.com Reports First Quarter 2019 Results

-- First quarter SaaS and License Revenue increased 17.7% year-over-year to $80.1 million --
-- First quarter Total Revenue increased 21.1% year-over-year to $112.3 million --
-- First quarter GAAP Net Income of $9.0 million, compared to $10.5 million for the first quarter of 2018 --
-- First quarter Non-GAAP Adjusted EBITDA of $24.3 million, compared to $23.0 million for the first quarter of 2018 --

TYSONS, VA., May 9, 2019 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2019. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2019 and increased its revenue guidance for the full year of 2019.

“We’re pleased to report solid results to start off 2019, while we continued investing in innovative new technologies and capabilities for our service providers to expand their lead in the connected property market,” said Steve Trundle, President and CEO of Alarm.com. “During the quarter we introduced significant enhancements to our Alarm.com platform for Business and Smarter Access Control, expanded our video analytics platform, and released an award-winning solution to help our service providers install our technology more efficiently.”

First Quarter 2019 Financial Results as Compared to First Quarter 2018

•	SaaS and license revenue increased 17.7% to $80.1 million, compared to $68.0 million. SaaS and license revenue includes software license revenue of $11.0 million, compared to $9.9 million.

•	Total revenue increased 21.1% to $112.3 million, compared to $92.8 million.

•	GAAP net income was $9.0 million, or $0.18 per diluted share, compared to $10.5 million, or $0.21 per diluted share.

•	Non-GAAP adjusted EBITDA was $24.3 million, compared to $23.0 million.

•	Non-GAAP adjusted net income increased to $17.2 million, or $0.34 per diluted share, compared to $16.7 million or $0.34 per diluted share.

Balance Sheet and Cash Flow

•
Total cash and cash equivalents decreased to $122.4 million as of March 31, 2019, compared to $146.1 million as of December 31, 2018, primarily due to the acquisition of a senior promissory note secured by all of the assets of one of Alarm.com's key hardware suppliers for which an initial payment of $16.4 million was made as well as an initial $5.0 million payment for the $28.0 million settlement of the putative class action lawsuit related to the Telephone Consumer Protection Act, or TCPA. The remaining $23.0 million of the settlement and an additional $6.0 million in respect of the acquired note are expected to be paid later this year.

•
For the quarter ended March 31, 2019, cash flows used in operations was $1.2 million and free cash flow was $(4.1) million, compared to cash flows from operations of $3.5 million and free cash flow of $0.5 million for the quarter ended March 31, 2018. These decreases in cash flows from operations and free cash flow were primarily due to the initial $5.0 million payment to settle the TCPA putative class action lawsuit.

Recent Business Highlights

•
Launched Enterprise Consoles for Commercial Subscribers: The new enterprise consoles make it simple for commercial subscribers with multiple business locations and access points to manage Alarm.com’s commercial video and access control solutions. From a single dashboard, subscribers can customize video feeds to seamlessly monitor multiple properties and use sophisticated rules, user permissions and schedules to manage access across multiple locations and security partitions.

•
Introduced Unexpected Activity Alerts to Smarter Access Control: Insights Engine, Alarm.com’s machine-learning layer, learns complex activity patterns, intelligently monitors access control events and alerts subscribers if a door is accessed, locked, unlocked or held open at an unexpected time. For businesses with a large number of access points, employees or locations, unexpected activity alerts enhance property security without having to create and manage customized alerts for each location or employee.

•
MobileTech Awarded Most Valuable Product at ISC West: Alarm.com’s MobileTech app gives service providers a suite of intelligent tools to streamline system installation and customer support. MobileTech’s new Sensor Walk Test feature was recognized with a Most Valuable Product (MVP) Award at the International Security Conference and Exposition held in April 2019, in recognition of industry-leading innovation and its impact on the security industry. Sensor Walk Test is employed during the installation process to automatically verify that the monitoring station receives accurate and reliable signals from security sensors in the customer’s property. By replacing the manual, over the phone verification process, Sensor Walk Test provides significant improvements in installation efficiency and reliability.

•
Announced Partnership with STANLEY Security: STANLEY Security, a world leader in commercial electronic security, announced that it will offer Alarm.com for Business solutions to small businesses. The unified solution includes smart intrusion, video systems, access control and commercial automation, and offers intuitive mobile app control and rich operational insights that drive efficiency for small businesses.

•
EnergyHub technology facilitates enrollment surge in SoCalGas demand response program: SoCalGas, the largest natural gas distribution utility in the United States, is using EnergyHub's Mercury distributed energy resource management system (DERMS) to manage its natural gas demand response program - the first of its kind in the utility industry. EnergyHub and SoCalGas increased device enrollments in the first quarter of 2019, creating a tool for SoCalGas to reduce natural gas consumption during periods of peak demand. With the upswing in enrollment, SoCalGas now has one of the largest demand response programs in the country.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2019 and is increasing its revenue guidance for the full year 2019.

For the second quarter of 2019:

•	SaaS and license revenue is expected to be in the range of $80.6 million to $80.9 million.

For the full year of 2019:

•	SaaS and license revenue is expected to be in the range of $331.3 million to $332.2 million.

•	Total revenue is expected to be in the range of $447.3 million to $454.2 million, which includes anticipated hardware and other revenue in the range of $116.0 million to $122.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $101.0 million to $103.0 million.

•	Non-GAAP adjusted net income is expected to be in the range of $69.0 million to $71.0 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.5 million weighted average diluted shares outstanding, non-GAAP adjusted net income is expected to be $1.37 to $1.41 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2019 financial results and its outlook for the second quarter and full year of 2019. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 9, 2019. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 17, 2019 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 6694572. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video, intelligent automation, energy management and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s continued enhancements to its platform and integrations, introduction of new product offerings and the Company’s future financial performance for the second quarter and full year 2019. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2019 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
SaaS and license revenue	$80,055	$67,988
Hardware and other revenue	32,280	24,768
Total revenue	112,335	92,756
Cost of revenue:
Cost of SaaS and license revenue	12,325	10,806
Cost of hardware and other revenue	26,625	17,571
Total cost of revenue	38,950	28,377
Operating expenses:
Sales and marketing	13,228	10,822
General and administrative	19,212	16,162
Research and development	26,496	20,377
Amortization and depreciation	5,228	5,025
Total operating expenses	64,164	52,386
Operating income	9,221	11,993
Interest expense	(821)	(672)
Other income, net	852	396
Income before income taxes	9,252	11,717
Provision for income taxes	242	1,202
Net income	9,010	10,515
Income allocated to participating securities	—	(3)
Net income attributable to common stockholders	$9,010	$10,512

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.19	$0.22
Diluted	$0.18	$0.21
Weighted average common shares outstanding:
Basic	48,172,243	47,226,382
Diluted	50,172,818	49,268,255

Stock-based compensation expense included in operating expenses:	Three Months Ended March 31,
	2019	2018
Sales and marketing	$380	$235
General and administrative	1,267	1,028
Research and development	2,619	1,406
Total stock-based compensation expense	$4,266	$2,669

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$122,442	$146,061
Accounts receivable, net	56,123	49,510
Inventory, net	25,714	22,990
Other current assets	36,302	9,502
Total current assets	240,581	228,063
Property and equipment, net	29,366	27,757
Intangible assets, net	75,560	79,067
Goodwill	63,591	63,591
Deferred tax assets	28,817	28,952
Operating lease right-of-use assets	28,413	—
Other assets	13,574	13,555
Total assets	$479,902	$440,985
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$57,155	$58,430
Accrued compensation	8,563	13,484
Deferred revenue	3,698	3,356
Operating lease liabilities	6,227	—
Total current liabilities	75,643	75,270
Deferred revenue	7,838	7,820
Long-term debt	66,000	67,000
Operating lease liabilities	36,305	—
Other liabilities	1,620	13,306
Total liabilities	187,406	163,396
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and December 31, 2018.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,249,988 and 48,103,038 shares issued; and 48,249,211 and 48,102,081 shares outstanding as of March 31, 2019 and December 31, 2018, respectively.	482	481
Additional paid-in capital	346,998	341,139
Accumulated deficit	(54,984)	(64,031)
Total stockholders’ equity	292,496	277,589
Total liabilities and stockholders’ equity	$479,902	$440,985

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows (used in) / from operating activities:	2019	2018
Net income	$9,010	$10,515
Adjustments to reconcile net income to net cash (used in) / from operating activities:
Provision for doubtful accounts	260	13
Reserve for product returns	(120)	—
Amortization on patents and tooling	167	236
Amortization and depreciation	5,228	5,025
Amortization of debt issuance costs	27	27
Amortization of operating lease right-of-use assets	1,478	—
Deferred income taxes	135	204
Stock-based compensation	4,266	2,669
Changes in operating assets and liabilities:
Accounts receivable	(6,753)	(3,013)
Inventory	(2,724)	1,287
Other current and non-current assets	(2,367)	(5,563)
Accounts payable, accrued expenses and other current liabilities	(9,460)	(7,001)
Deferred revenue	360	(545)
Other liabilities	(694)	(334)
Cash flows (used in) / from operating activities	(1,187)	3,520
Cash flows used in investing activities:
Additions to property and equipment	(2,962)	(3,047)
Issuances of notes receivable	(20,061)	—
Cash flows used in investing activities	(23,023)	(3,047)
Cash flows from / (used in) financing activities:
Repayments of credit facility	(1,000)	(1,000)
Issuances of common stock from equity based plans	1,591	996
Cash flows from / (used in) financing activities	591	(4)
Net (decrease) / increase in cash and cash equivalents	(23,619)	469
Cash and cash equivalents at beginning of the period	146,061	96,329
Cash and cash equivalents at end of the period	$122,442	$96,798

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA:
Net income	$9,010	$10,515
Adjustments:
Interest expense and other income, net	(31)	276
Provision for income taxes	242	1,202
Amortization and depreciation expense	5,228	5,025
Stock-based compensation expense	4,266	2,669
Acquisition-related expense	—	—
Litigation expense	5,537	3,271
Total adjustments	15,242	12,443
Adjusted EBITDA	$24,252	$22,958

Adjusted net income:
Net income, as reported	$9,010	$10,515
Provision for income taxes	242	1,202
Income before income taxes	9,252	11,717
Adjustments:
Less: Other income, net	(852)	(396)
Amortization expense	3,531	3,820
Stock-based compensation expense	4,266	2,669
Acquisition-related expense	—	—
Litigation expense	5,537	3,271
Non-GAAP adjusted income before income taxes	21,734	21,081
Income taxes [1]	(4,564)	(4,427)
Non-GAAP adjusted net income	$17,170	$16,654

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2019 and 2018. The 21.0% effective tax rate for each of the three months ended March 31, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$9,010	$10,512
Provision for income taxes	242	1,202
Income attributable to common stockholders before income taxes	9,252	11,714
Adjustments:
Less: Other income, net	(852)	(396)
Amortization expense	3,531	3,820
Stock-based compensation expense	4,266	2,669
Acquisition-related expense	—	—
Litigation expense	5,537	3,271
Non-GAAP adjusted income attributable to common stockholders before income taxes	21,734	21,078
Income taxes [1]	(4,564)	(4,426)
Non-GAAP adjusted net income attributable to common stockholders	$17,170	$16,652

	Three Months Ended March 31,
	2019	2018
Adjusted net income per share:
Net income per share - basic, as reported	$0.19	$0.22
Provision for income taxes	0.01	0.03
Income before income taxes	0.20	0.25
Adjustments:
Less: Other income, net	(0.02)	(0.01)
Amortization expense	0.07	0.08
Stock-based compensation expense	0.09	0.06
Acquisition-related expense	—	—
Litigation expense	0.11	0.07
Non-GAAP adjusted income before income taxes	0.45	0.45
Income taxes [1]	(0.09)	(0.10)
Non-GAAP adjusted net income per share - basic	$0.36	$0.35

Non-GAAP adjusted net income per share - diluted	$0.34	$0.34

Weighted average common shares outstanding:
Basic, as reported	48,172,243	47,226,382
Diluted, as reported	50,172,818	49,268,255

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2019 and 2018. The 21.0% effective tax rate for each of the three months ended March 31, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Free cash flow:
Cash flows (used in) / from operating activities	$(1,187)	$3,520
Additions to property and equipment	(2,962)	(3,047)
Non-GAAP free cash flow	$(4,149)	$473